SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 16, 2004

SL GREEN REALTY CORP.

(Exact name of Registrant as specified in its Charter)

Maryland
(State of Incorporation)

1-13199	13-3956775
(Commission File Number)	(IRS Employer Id. Number)

420 Lexington Avenue New York, New York	10170
(Address of principal executive offices)	(Zip Code)

(212) 594-2700
(Registrant’s telephone number, including area code)

Item 7.    Financial Statements and Exhibits

(c)           Exhibits

99.1                           Letter to Stockholders

Item 9.   Regulation FD Disclosure

The information contained in this Current Report on Form 8-K (including the exhibits) is being furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.  The information in this Current Report on Form 8-K (including the exhibits) shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

SL Green Realty Corp. (the “Company”) mailed its 2003 Annual Report to its stockholders on April 16, 2004.  The Company is attaching its Letter to Stockholders as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

/s/ Gregory F. Hughes
Gregory F. Hughes
Chief Financial Officer

Date: April 16, 2004